UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2010

TOUCHMARK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-53655	20-8746061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Old Milton Parkway, Alpharetta, Georgia	30005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 407-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Touchmark Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders.  The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Management’s nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Crosby	1,979,859	155,309	42,375
Yuling R. Hayter	1,968,757	166,411	42,375
Jayendrakuma (“J.J.”) Shah	1,996,759	138,409	42,375
Vivian Wong	1,976,758	158,410	42,375

As indicated in the above table, William Crosby, Yuling R. Hayter, J.J. Shah and Vivian Wong were elected as Class II directors for terms expiring at the Company’s 2013 annual meeting of stockholders.  The terms of the following Class III directors will continue until the annual meeting in 2011:  Sudhirkumar C. Patel, Meena J. Shah and Bobby G. Williams.  The terms of the following Class I directors will continue until the annual meeting in 2012:  Howard Greenfield, Mukund C. Raja, Hasmukh P. Rama and William R. Short.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

	By:	/s/ William R. Short
Name: William R. Short
Title: President and Chief Executive Officer

Dated: May 24, 2010